UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported):  May 27, 2021
 ZOVIO INC
(Exact name of registrant as specified in its charter)

Delaware	001-34272	59-3551629
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1811 E. Northrop Blvd, Chandler, AZ 85286
(Address of principal executive offices, including zip code)

 (858) 668-2586
(Registrant’s telephone number, including area code)
 None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
 ☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ZVO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 27, 2021 and effective May 31, 2021, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Zovio Inc (the “Company”) granted long-term incentive (“LTI”) awards under the Company’s Amended and Restated 2009 Stock Incentive Plan, as amended, to the Company’s named executive officers (“NEOs”) listed in the Company’s proxy statement filed with the Securities and Exchange Commission on April 9, 2021.
The LTI awards are comprised of time-vested restricted stock units (“RSUs”) and performance stock units (“PSUs”), with 60% of the overall value of the LTI awards being PSUs. The RSUs vest in equal annual installments over three years, while the PSUs vest in one installment after three years based on the level of attainment against the Company’s targeted three-year cumulative earnings before interest, taxes, depreciation and amortization, as adjusted for extraordinary items (“Adjusted EBITDA”) set at the beginning of the year in each cycle. The Compensation Committee designed the 2021 LTI awards to align the interests of each NEO with both the financial performance of the Company and share value creation for the Company’s stockholders. For both the RSUs and PSUs, it computed the number of shares equal to a targeted dollar amount for each individual recipient by using a price per share that is significantly higher than the current trading price so the NEOs will receive the targeted dollar amount from such awards only if the Company’s price per share increases significantly.
With respect to the portion of the target number of PSUs to vest over a three year performance period after the date of grant and upon achievement of the three year cumulative Adjusted EBITDA target set at the beginning of each year in the cycle, the Compensation Committee determined that if a threshold of Adjusted EBITDA is met, the number of PSUs to vest will be based on the Adjusted EBITDA performance within a range of 50% up to a maximum of 400% of the 2021 Adjusted EBITDA target. The actual number of PSUs that will vest, if any, will range from 50% up to 200% of the target number of PSUs. In addition, a three-year Relative Total Shareholder Return (“rTSR”), using the Russell 2000 as the index for the rTSR measurement, modifies the total payout at the time of vesting of the PSUs. If rTSR performance results in a modifier of 125% but absolute TSR for the Company is negative at the conclusion of the performance period, then the modifier will be capped at 100%.
The number of RSUs and PSUs granted are shown below:

	2021 LTI Awards
Name	RSUs	Target Number of PSUs
Kevin S. Royal	61,000	105,330
Christopher L. Spohn	111,490	192,500
John W. Semel	34,750	60,000
Andrew S. Clark (1)	—	—
Thomas J. McCarty (1)	—	—
1 Employment ceased in 2021
In addition to the LTI awards above, the NEOs participate in the Company’s 2021 Short Term Incentive Plan (the “2021 STI Plan”). Under the 2021 STI Plan the NEOs are eligible to receive annual cash bonuses related to the Company’s performance in 2021 based on the achievement of performance target metrics (each, a “Target”) related to revenue and non-GAAP net income, with such components accounting for of 10% and 90% of the cash bonus, respectively, provided that two of four operational performance metrics, including customer and employee satisfaction, have met a minimum threshold.
Unchanged from 2020, the 2021 STI Plan bonus goal (the “Bonus Goal”) for each NEO, as a percentage of his current annual base salary, is as follows: Kevin Royal at 55% of his base salary; Christopher Spohn at 115% of his base salary; and John Semel at 75% of his base salary. Messrs. Clark and McCarty shall be eligible to receive a cash bonus under the 2021 STI Plan prorated for the time employed by the Company during 2021 at 100% and 55% of their base salary, respectively. The Compensation Committee determined that if the minimum threshold for two of the four operational metrics have been met then those portions of the cash bonus will be paid based on performance within a range of (i) 90% up to a maximum of 110% of the revenue target and (ii) 79% up to a maximum of 121% of the non-GAAP net income target. The 2021 STI Plan will pay 50% of the target cash bonus for the revenue Target if the threshold is attained and up to 200% of the target cash bonus if the maximum is attained. For non-GAAP net income, a percentage of the cash bonus will be earned for every dollar in positive net income growth above threshold and up to 200% of the target cash bonus if the maximum is attained.
The Compensation Committee believes that by (i) requiring the Company’s share price to increase significantly in order for the NEO to earn the full value of his targeted LTI award, (ii) the weighting of the LTI performance shares at 60%, and (iii)

vesting occurring only after the third year for all of the earned PSUs, along with the cash bonuses under 2021 STI Plan described herein, appropriately incentivizes management’s short-term and long-term efforts and performance to align with the interests of stockholders.

SIGNATURES
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOVIO INC

	By:	/s/ Diane L. Thompson
Name: Diane L. Thompson
Date: June 3, 2021		Title: Executive Vice President, Secretary and General Counsel